Exhibit 10.2

Execution Version

FIRST AMENDMENT TO THE SUPPORT AGREEMENT

This First Amendment to the Support Agreement (this “Amendment”), dated as of April 23, 2023 (the “Effective Date”), is by and among Rice Acquisition Corp. II, a Cayman Islands exempted company, Rice Acquisition Sponsor II LLC, a Delaware limited liability company, NET Power, LLC, a Delaware limited liability company, and the other Persons whose names appear on the signature pages hereto (collectively, the “Parties” and each, a “Party”).

RECITALS:

WHEREAS, the Parties previously entered into the Support Agreement, dated as of December 13, 2022 (as amended, the “Support Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the Support Agreement (pursuant to and in accordance with Section 9.4 of the Support Agreement), on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and understandings herein contained, and subject to the terms and conditions set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

Section 1. Amendments to the Support Agreement. Effective as of the Effective Date:

(a) Recitals. The first Recital of the Support Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, on December 13, 2022, RONI, Rice Acquisition Holdings II LLC, a Cayman Islands limited liability company (“RONI Holdings”), Topo Buyer Co, LLC, a Delaware limited liability company (the “Buyer”), Topo Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and the Company entered into that certain Business Combination Agreement (as subsequently amended by that certain First Amendment to the Business Combination Agreement, dated as of April 23, 2023, by and between Buyer and the Company, the “Business Combination Agreement”) that, among other things, provides for a business combination transaction pursuant to which the Company will, through a series of transactions, become an indirect wholly-owned Subsidiary of RONI Holdings.”

(b) Section 4.2. Section 4.2 of the Support Agreement is hereby amended and restated in its entirety as follows:

“Each Company Unitholder agrees that, at or prior to the Closing, it will execute and deliver (or cause to be delivered) a counterpart to (i) the Stockholders Agreement in the form set forth on Exhibit A, attached hereto, and (ii) each of the RONI Holdings A&R LLCA and the Tax Receivable Agreement (each in the form thereof attached as an exhibit to the Business Combination Agreement and provided to each of the Company Unitholders prior to the date hereof).

(c) Exhibit A. Exhibit A hereto is hereby added and incorporated into the Support Agreement as Exhibit A.

Section 2. Miscellaneous. The terms, conditions and provisions of the Support Agreement, as amended by this Amendment, remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Party under the Support Agreement, nor constitute a waiver of any provision of the Support Agreement. This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Support Agreement, as though the other provisions of this Amendment were set forth in the Support Agreement. This Amendment may be executed and delivered in one or more counterparts and by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of email to deliver a signature or the fact that any signature was transmitted or communicated through the use of email as a defense to the formation or enforceability of this Amendment and each Party forever waives any such defense.

[Signature Page Follows]

Each of the undersigned has caused this First Amendment to the Support Agreement to be duly executed as of the date first above written.

RONI:

RICE ACQUISITION CORP. II

By:	/s/ J. Kyle Derham
Name:	J. Kyle Derham
Title:	Chief Executive Officer

SPONSOR:

Rice Acquisition Sponsor II LLC

By:	/s/ Daniel Joseph Rice, IV
Name:	Daniel Joseph Rice, IV
Title:	Chief Executive Officer

COMPANY:

NET POWER, LLC

By:	/s/ Ron DeGregorio
Name:	Ron DeGregorio
Title:	Chief Executive Officer

COMPANY UNITHOLDERS:

NPEH LLC

By:	/s/ Cameron Hosie
Name:	Cameron Hosie
Title:	on behalf of 8Rivers Capital, LLC, as Manager of NPEH, LLC

[Signature Page to First Amendment to the Support Agreement]

CONSTELLATION ENERGY GENERATION, LLC

By:	/s/ Bryan Hanson
Name:	Bryan Hanson
Title:	Executive Vice President

OLCV NET POWER, LLC

By:	/s/ E. Richard Callahan
Name:	E. Richard Callahan
Title:	President

BAKER HUGHES ENERGY SERVICES LLC

By:	/s/ Michael Csizmadia
Name:	Michael Csizmadia
Title:	Vice President and General Counsel

[Signature Page to First Amendment to the Support Agreement]

EXHIBIT A

FORM OF STOCKHOLDERS AGREEMENT

(see attached)

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is made as of [●], 2023, by and among (a) the Stockholders listed on Schedule I hereto under “Initial NET Power Holders” (together with their respective Permitted Transferees (as defined below), the “NET Power Holders”); (b) Rice Acquisition Holdings II LLC, to be renamed as NET Power Operations LLC on the date hereof (“OpCo”); (c) Rice Acquisition Sponsor II LLC (“RONI Sponsor” and together with the NET Power Holders, the “Stockholder Parties”); and (d) Rice Acquisition Corp. II, to be renamed as NET Power Inc. on the date hereof (including any of its successors by merger, acquisition, reorganization, conversion or otherwise, the “Company”).

RECITALS

WHEREAS, reference is made to that certain Business Combination Agreement, dated as of December 13, 2022 (as it may be amended, supplemented and/or restated from time to time in accordance with its terms, the “Business Combination Agreement” and, the transactions contemplated thereby, the “Transactions”), by and among (a)  the Company, (b) OpCo, (c) Topo Buyer Co, LLC, a Delaware limited liability company, (d) Topo Merger Sub, LLC, a Delaware limited liability company, and (e) NET Power, LLC, a Delaware limited liability company;

WHEREAS, on June 15, 2021, the Company and RONI Sponsor entered into that certain Private Placement Warrants and Warrant Rights Purchase Agreement, pursuant to which RONI Sponsor committed to purchase 10,000,000 warrants in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering (the “Private Placement Warrants”);

WHEREAS, among other things, pursuant to the Business Combination Agreement, (a) OpCo issued a number of Class A Units (as defined below) to the NET Power Holders in accordance with the terms thereof and (b) the Company issued certain shares of Class B Common Stock (as defined below) to the NET Power Holders;

WHEREAS, as of immediately following the closing of the Transactions (the “Closing”), each of the Stockholder Parties Beneficially Owns (as defined below) the respective number of Class A Units of OpCo (the “Class A Units”)[ or Class B Units of OpCo (the “Class B Units” and, together with the Class A Units, the “RONI Holdings Units”), as the case may be], and Class B Common Stock, par value $0.0001 per share, of the Company (the “Class B Common Stock,” and together with the [Class A Units / RONI Holdings Units], collectively, the “Company Interests”), set forth on Exhibit A hereto;

WHEREAS, the number of Company Interests Beneficially Owned by each Stockholder Party may change from time to time, in accordance with the terms of (a) the Business Combination Agreement, (b) the Amended and Restated Certificate of Incorporation of the Company, as it may be amended, supplemented and/or restated from time to time in accordance with its terms and applicable law (the “Charter”), (c) the by-laws of the Company, as they may be amended, supplemented and/or restated from time to time in accordance with its terms and applicable law (the “By-laws”), and (d) the OpCo A&R LLCA (as defined below), which changes shall be reported by each Stockholder Party to the extent required by and in accordance with the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

WHEREAS, in connection with the Transactions, the Stockholder Parties have agreed to execute and deliver this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated when used in this Agreement with initial capital letters:

“8 Rivers” shall mean NPEH, LLC, a Delaware limited liability company controlled by 8 Rivers Capital, LLC.

“8 Rivers Holder” shall mean 8 Rivers.

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Stockholder Parties or any of their respective Affiliates or Subsidiaries. For the purposes of this definition, “control”, when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

“Antitrust Laws” shall mean the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state, provincial, territorial or foreign statutes, rules, regulations, orders, administrative and judicial doctrines, and other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Beneficially Own” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“BH” shall mean Baker Hughes Energy Services LLC, a Delaware limited liability company.

“BH Holder” shall mean BH, any other “BH Designee” (as defined in the JDA (as defined in the Business Combination Agreement)) or any of their respective Permitted Transferees.

“Board” shall mean the board of directors of the Company.

“Business Day” shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Class A Common Stock” shall mean Class A Common Stock, par value $0.0001 per share, of the Company.

“Closing Date” shall mean the “Closing Date,” as defined in the Business Combination Agreement.

“Common Stock” shall mean Class A Common Stock, Class B Common Stock and any other equity security of the Company issued or issuable with respect to the shares of Class A Common Stock or Class B Common Stock, in each case, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or similar transaction.

“Confidential Information” shall mean all information (whether or not specifically identified as confidential), in any form or medium, that is disclosed to a Stockholder Party by the Company or any of its Subsidiaries or any of their representatives on behalf of the Company or any of its Subsidiaries, or developed or learned by, a Stockholder Party or any of its representatives, in the performance of duties for, or on behalf of, the Company or any of its Subsidiaries, including, without limitation: (a) internal business information of the Company and its Subsidiaries (including, without limitation, information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (b) identities of, individual requirements of, specific contractual arrangements with and information about the Company, any of its Subsidiaries, any of its or their Affiliates, their respective customers and their respective confidential information; (c) any confidential or proprietary information of any third party that the Company or any of its Subsidiaries has a duty to maintain confidentiality of, or use only for certain limited purposes; (d) industry research compiled by, or on behalf of the Company or any of its Subsidiaries, including, without limitation, identities of potential target companies, management teams and transaction sources identified by, or on behalf of, the Company or any of its Subsidiaries; (e) compilations of data and analyses, processes, methods, track and performance records, data and data bases relating thereto; and (f) information related to the Company’s intellectual property and updates of any of the foregoing; provided that, “Confidential Information” shall not include any information that has (i) become generally known and widely available for public use other than as a result of the acts or omissions of such Stockholder Party or any Person over which such Stockholder Party has control to the extent such acts or omissions are authorized by such Stockholder Party in the performance of such Person’s assigned duties for such Stockholder Party, (ii) was independently developed by such Stockholder Party or its representatives without the use of any other Confidential Information, (iii) is or has been made known or disclosed to such Stockholder Party by a third party (other than any other Stockholder Party or an Affiliate of a Stockholder Party) without a breach of any obligation of confidentiality such third party may have to the Company or any of its Subsidiaries, or (iv) is expressly covered by another confidentiality or nondisclosure agreement between such Stockholder Party (or any of its Affiliates) and the Company or any of its Subsidiaries (in which case, such other agreement shall control).

“Constellation” shall mean Constellation Energy Generation LLC, a Pennsylvania limited liability company.

“Constellation Holder” shall mean Constellation.

“Contract” shall mean any written or oral contract, agreement, license or Lease (including any amendments thereto).

“Equity Securities” shall mean, with respect to any Person, all of the shares or quotas of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, trust rights, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted equity awards, restricted equity units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership, member or trust interests therein).

“Existing Registration Rights Agreement” shall mean that certain Registration Rights Agreement dated as of June 15, 2021, by and among Rice Acquisition Corp. II, RONI Sponsor and the holders party thereto.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Fully Diluted Basis” means on a basis calculated assuming the full exercise of all outstanding options, warrants and other rights and obligations to acquire voting interests of the Company (without regard to any vesting provisions) and the full conversion, exercise or exchange of all issued and outstanding securities convertible into or exercisable or exchangeable for voting interests of the Company, not including any voting interests of the Company reserved for issuance pursuant to future awards under any option, equity bonus, share purchase or other equity incentive plan or arrangement of the Company (including the 2023 Omnibus Incentive Plan (as defined in the Business Combination Agreement)).

“Governmental Entity” shall mean any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Initial Percentage Interest” means, with respect to any Stockholder Party, the percentage of the issued and outstanding voting interests of the Company held by such Stockholder Party, together with its Permitted Transferees, as of immediately following the Closing, as determined on a Fully Diluted Basis.

“Law” shall mean any federal, state, local or foreign law, regulation or rule, or any decree, judgment, permit or order, of any Governmental Entity.

“Lease” shall mean all leases, subleases, licenses, concessions and other Contracts pursuant to which the Company or any Subsidiaries holds any leased real property (along with all amendments, modifications and supplements thereto).

“Liabilities” shall mean any and all debts, liabilities, guarantees, commitments or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or not accrued, direct or indirect, due or to become due or determined or determinable.

“Liens” shall mean, with respect to any specified asset, any and all liens, mortgages, hypothecations, claims, encumbrances, options, pledges, licenses, rights of priority easements, covenants, restrictions and security interests thereon.

“Lock-up Period” shall mean (a) with respect to the Price-Based Lock-up Shares, subject to Section 7(d), the period beginning on the Closing Date and ending on the date that is the three year anniversary of the Closing Date and (b) with respect to the Time-Based Lock-up Shares, subject to Section 7(e), the period beginning on the Closing Date and ending on the date that is the one year anniversary of the Closing Date.

“Lock-up Shares” shall mean, collectively, the Price-Based Lock-up Shares and the Time-Based Lock-up Shares.

“Necessary Action” shall mean, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and do not directly conflict with any rights expressly granted to such party in this Agreement, the Business Combination Agreement, the Charter or the By-laws) reasonably necessary and desirable and within his, her or its control to cause such result, including, without limitation, (a) calling special meetings of the Board or the Stockholders of the Company, (b) voting or providing a proxy with respect to the Company Interests Beneficially Owned by such party, (c) voting in favor of the adoption of Stockholders’ resolutions in connection with any amendments to the Charter or the By-laws or (d) making, or causing to be made, all filings, registrations or similar actions with governmental, administrative or regulatory authorities that are required to achieve such a result.

“OpCo A&R LLCA” shall mean that certain amended and restated limited liability company agreement of OpCo, dated as of the date hereof, as may be amended from time to time in accordance with its terms.

“OXY” shall mean OLCV NET Power, LLC, a Delaware limited liability company.

“OXY Holder” shall mean OXY.

“Percentage Interest” means, as of any determination time and with respect to a Stockholder Party, the percentage of the issued and outstanding voting interests of the Company held by such Stockholder Party, together with its Permitted Transferees, as determined on a Fully Diluted Basis.

“Permanent Incapacity” shall mean, with respect to any Person, when a competent medical authority who is treating such Person has given a written opinion to the Company stating that such Person has become permanently incapable of carrying out his or her functions as an officer or member of the Board, as applicable.

“Permitted Transferee” shall mean, with respect to any Stockholder Party or any of their respective Permitted Transferees: (a) the Company or OpCo or the Subsidiaries of either thereof; (b) any Person approved in writing by the Board, in its sole discretion (such consent not to be unreasonably withheld, conditioned or delayed); (c) in the case of (i) each of the NET Power Holders and (ii) RONI Sponsor or any of their respective Permitted Transferees, (A) each of their respective direct and indirect equityholders and the Affiliates thereof from time to time (including any partner, shareholder or member controlling or under common control with such Stockholder Party or any affiliated investment fund or vehicle), (B) any other Stockholder Party, and (C) any Permitted Transferee of any Stockholder Party; or (d) if a Stockholder Party or Permitted Transferee is a natural Person, any of such Stockholder Party’s or Permitted Transferee’s controlled Affiliates, or any trust or other estate planning vehicle that is under the control of such Stockholder Party or Permitted Transferee, as applicable, and for the sole benefit of such Stockholder Party or Permitted Transferee and/or such Stockholder Party’s and/or such Permitted Transferee’s spouse, former spouse, ancestors and descendants (whether natural or adopted), parents and their descendants and any spouse of the foregoing Persons, in the case of each of clauses (a) through (d), only if such transferee becomes a party to this Agreement.

“Person” shall mean individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“Price-Based Lock-up Shares” shall mean 33 ⅓% of the Company Interests issued to the NET Power Holders pursuant to the Transactions and held by the NET Power Holders as of immediately following the Closing (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like following the Closing), excluding any Company Interests acquired pursuant to the PIPE Investment (as defined in the Business Combination Agreement). With respect to any BH Holder, “Price-Based Lock-up Shares” shall also include any Company Interests received by such BH Holder pursuant to the JDA (as defined in the Business Combination Agreement).

“Proceeding” shall mean any action, claim, suit, charge, litigation, complaint, investigation, audit, notice of violation, citation, arbitration, inquiry or other proceeding at Law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“RONI Sponsor Holders” shall mean RONI Sponsor and its Permitted Transferees.

“Registrable Securities” shall mean (a) the shares of Class A Common Stock issuable upon the exchange of Company Interests held by a Registration Rights Party immediately after the Closing in accordance with the terms of the OpCo A&R LLCA, (b) any shares of Class A Common Stock acquired by a Registration Rights Party pursuant to a Subscription Agreement (as defined in the Business Combination Agreement), (c) any other outstanding shares of Class A Common Stock, and any shares of Class A Common Stock issuable upon the exercise of any other equity securities of the Company, held by a Registration Rights Party as of the date of this Agreement, (d) with respect to any BH Holder, the shares of Class A Common Stock issuable upon the exchange of Company Interests received by such BH Holder pursuant to the JDA (as defined in the Business Combination Agreement) following the Closing and (e) any other equity security of the Company issued or issuable with respect to the shares of Class A Common Stock referenced in clauses (a) through (d) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization or other similar transaction; provided, however, that, as to any particular Registrable Security, such security shall cease to be a Registrable Security when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged pursuant to such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further Transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) within 90 days with no volume, manner of sale, current public information or other requirements, restrictions or limitations.

“Registration Statement” shall mean a registration statement filed by the Company or its successor with the Commission (as defined below) in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), including any related prospectus (preliminary, final, free writing or otherwise), amendments and supplements to such registration statement or any related prospectus, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement. Notwithstanding the foregoing, no prospectus supplement containing an Exchange Act report of the Company filed with respect to a Registration Statement or prospectus for which forward incorporation by reference is unavailable shall be considered a “Registration Statement” hereunder.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shelf Registration Statement” shall mean a Registration Statement for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

“Sponsor Letter Agreement” shall mean the “Sponsor Letter Agreement,” as defined in the Business Combination Agreement.

“Stockholder Designating Party” shall mean each of OXY, 8 Rivers, Constellation and/or RONI Sponsor, as applicable.

“Stockholder Shares” shall mean all Equity Securities of the Company and OpCo registered in the name of, or Beneficially Owned by, the Stockholder Parties, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50.0% of the voting power or equity is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

“Time-Based Lock-up Shares” shall mean 66 ⅔% of the Company Interests issued to the NET Power Holders pursuant to the Transactions and held by the NET Power Holders as of immediately following the Closing (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like following the Closing), excluding any Company Interests acquired pursuant to the PIPE Investment (as defined in the Business Combination Agreement). With respect to any BH Holder, “Time-Based Lock-up Shares” shall also include any Company Interests received by such BH Holder pursuant to the JDA (as defined in the Business Combination Agreement).

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Equity Security or (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. For the avoidance of doubt, no direct or indirect transfer or change in ownership of any Stockholder Party (whether by sale, issuance of Equity Securities, grant, hypothecation, pledge or otherwise) shall be deemed a Transfer.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean an offering for cash pursuant to an effective Registration Statement in which securities of the Company are sold to an Underwriter (or Underwriters) in a firm commitment underwriting for distribution to the public.

“Voting Shares” shall mean all securities of the Company that may be voted in the election of the Directors (as defined below) registered in the name of, or Beneficially Owned by any Person, including any and all Equity Securities of the Company acquired and held by such Person subsequent to the date hereof, which as of the date hereof, shall include the Class A Common Stock and Class B Common Stock.

2. Registration Rights.

(a) Registration Statement Covering Resale of Registrable Securities.

(i) Within 30 calendar days after the Closing Date (and in no event later than the date of filing of any registration statement pursuant to a Subscription Agreement), the Company will file with the Securities and Exchange Commission (the “Commission”) (at its sole cost and expense) a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time or its successor form (“Form S-3”), or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1 or any similar long-form registration that may be available at such time or its successor form (“Form S-1”), for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the NET Power Holders (each, a “Registration Rights Party” and together, the “Registration Rights Parties”) of all of the Registrable Securities then held by the Registration Rights Parties pursuant to any method or combination of methods legally available to, and requested by any Registration Rights Party (the “Resale Shelf Registration Statement”). RONI Sponsor acknowledges and agrees, on its own behalf and on behalf of the other Holders (as defined in the Existing Registration Rights Agreement) pursuant to Section 5.5 of the Existing Registration Rights Agreement, that the Company may also include the Registrable Securities (as defined in the Existing Registration Rights Agreement) in the Resale Shelf Registration Statement, in which case, such Resale Shelf Registration Statement shall constitute a “Demand Registration” under the Existing Registration Rights Agreement. The Company shall use its commercially reasonable efforts to have the Resale Shelf Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (A) 45 calendar days after the filing thereof (or, if the Commission reviews and has written comments to the Resale Shelf Registration Statement, the 90th calendar day following the filing thereof) (B) the first date of effectiveness of any registration statement filed pursuant to a Subscription Agreement, and (C) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Resale Shelf Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of (A) and (C), the “Effectiveness Deadline”); provided, that if such deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Company agrees to cause such Resale Shelf Registration Statement, or another shelf registration statement that includes the Registration Rights Parties’ Registrable Securities, to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Registration Rights Parties until all such Registrable Securities have ceased to be Registrable Securities (the “Effectiveness Period”). If the Company files a Form S-1 pursuant to this Section 2(a)(i), the Company shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 (by filing a post-effective amendment to the Form S-1 or a new Shelf Registration Statement and obtaining its effectiveness, in either case, without affecting the effectiveness and availability of the existing Form S-1 until the effectiveness of the post-effective amendment or new Shelf Registration Statement) as soon as practicable after the Company is eligible to use Form S-3 (it being agreed that the Company shall file an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company for the resale of the Registrable Securities).

(ii) Notification and Distribution of Materials. The Company shall notify the Registration Rights Parties in writing of the effectiveness of the Resale Shelf Registration Statement promptly and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), any prospectus contained therein or relating thereto (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as a Registration Rights Party may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

(iii) Amendments and Supplements; Subsequent Shelf Registration. Subject to the provisions of Section 2(a)(i) above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith or any document that is to be incorporated by reference into such Resale Shelf Registration Statement or prospectus as may be reasonably requested by a Registration Rights Party, as may be necessary to keep the Resale Shelf Registration Statement effective or as may be required by the rules, regulations or instructions applicable to the form used by the Company or by the Securities Act or rules and regulations thereunder with respect to the disposition of all Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement ceases to be effective under the Securities Act for any reason during the Effectiveness Period, the Company shall use its reasonable best efforts to as promptly as practicable cause such Resale Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Resale Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as practicable amend such Resale Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration Statement (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Registration Rights Party; provided that the Effectiveness Period shall be extended by the amount of time during which any of the Registrable Securities of the Registration Parties are not registered under an effective Resale Shelf Registration Statement. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective, in compliance with the provisions of the Securities Act and available for use during the Effectiveness Period. Any references herein to Resale Shelf Registration Statement shall include any Subsequent Shelf Registration and any Shelf Registration Statement filed pursuant to the last sentence of Section 2(a)(i).

(iv) Suspensions. The Registration Rights Parties each acknowledge and agree that upon receipt of written notice from the Company, the Company may suspend the use of the Resale Shelf Registration Statement if it determines that in order for such registration statement not to contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, an amendment thereto would be needed to include information that would at that time not otherwise be required to be disclosed in a current, quarterly or annual report under the Exchange Act and the Company has a bona fide business purpose for not making such information public, provided, that, (i) the Company shall suspend the use of the Resale Shelf Registration Statement for the shortest period of time, but in no event for a period of more than 60 consecutive days or more than a total of 120 calendar days in any 360-day period; provided, however, that the Company shall not defer or suspend its obligations in this manner more than three times in any 360-day period; (ii) the Company shall suspend the use of any other Registration Statement and prospectus and shall not sell any securities for its own account or that of any other stockholder, in each case during such time as the Resale Shelf Registration Statement is suspended pursuant to this Section 2.1(a)(iv); and (iii) the Company shall use commercially reasonable efforts to make such Resale Shelf Registration Statement available for the sale by the Registration Rights Parties of such securities promptly thereafter. The Company shall immediately notify the Registration Rights Parties in writing of (i) the date on which such suspension will begin pursuant to this Section 2(a)(iv) and (ii) the date on which such suspension period will end pursuant to this Section 2(a)(iv). The Effectiveness Period shall be extended by the amount of time during which the use of any Registration Statement is suspended pursuant to this Section 2(a)(iv).

(v) Registration of Additional Registrable Securities. If a Resale Shelf Registration Statement is then effective, within 10 Business Days after the Company has received a written request from a Permitted Transferee holding Registrable Securities not covered by an effective Resale Shelf Registration Statement, the Company shall file a prospectus supplement or amendment to the Resale Shelf Registration Statement to add such Permitted Transferee as a selling stockholder in such Resale Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the Commission.

(vi) Shelf Takedown. Subject to the other applicable provisions of this Agreement, at any time that any Resale Shelf Registration Statement is effective, if a Registration Rights Party delivers a notice to the Company stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Resale Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall, as promptly as practicable, amend or supplement the Resale Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

(b) Underwritten Takedown.

(i) At any time and from time to time after the Resale Shelf Registration Statement has been declared effective by the Commission, a Registration Rights Party may request (such requesting Person, the “Demanding Holder”) to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to the Resale Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (before deduction of underwriting discounts and commissions) reasonably expected to exceed, in the aggregate, $25,000,000 or with respect to all of the then outstanding Registrable Securities of such NET Power Holder (the “Underwritten Shelf Takedown Conditions”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown (an “Underwritten Demand”). Notwithstanding the foregoing, the Company is not obligated to effect more than an aggregate of three Underwritten Offerings pursuant to Section 2(b) in any 12-month period and is not obligated to effect an Underwritten Offering pursuant to this Section 2(b) within 90 days after the closing of any Underwritten Offering (the “Underwritten Offering Limitations”). Each of OXY Holder, Constellation Holder and 8 Rivers Holder shall be entitled to one Underwritten Demand per year, subject to the Underwritten Shelf Takedown Conditions and Underwritten Offering Limitations. BH Holder shall not be entitled to make any Underwritten Demand. For the avoidance of doubt, Underwritten Shelf Takedowns shall include underwritten block trades. No securities other than the Registrable Securities of a Registration Rights Party may be included in any block trade initiated by a Demanding Holder without the prior written consent of the Demanding Holder.

(ii) The Company shall, within three Business Days of the Company’s receipt of an Underwritten Demand (one Business Day if such offering is a block trade or a “bought deal” or “overnight transaction” (a “Bought Deal”)), notify, in writing, all other Registration Rights Parties of such demand, and each Registration Rights Party who thereafter wishes to include all or a portion of such Registration Rights Party’s Registrable Securities in such Underwritten Offering (a “Requesting Holder”) shall so notify the Company, in writing, within three Business Days (one Business Day if such offering is a block trade or a Bought Deal) after the receipt by the Registration Rights Parties of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder, such Requesting Holder shall be entitled to have its Registrable Securities included in the Underwritten Offering pursuant to an Underwritten Demand, subject to compliance with Section 2(b)(iii).

(iii) The Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally or regionally recognized investment banks and which selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed) and to agree to the pricing and other terms of such offering. In connection with an Underwritten Shelf Takedown, the Company and all Requesting Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2(b) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holders initiating the Underwritten Offering, and the Company shall take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Shelf Takedown.

(iv) If the managing Underwriter for an Underwritten Shelf Takedown advises the Demanding Holder that in its opinion the inclusion of all securities requested to be included in the Underwritten Shelf Takedown (whether by the Demanding Holder, the Requesting Holders, the Company or any other Person) may materially and adversely affect the price, timing, distribution or success of the offering (a “Negative Impact”), then all such securities to be included in such Underwritten Shelf Takedown shall be limited to the securities that the managing Underwriter believes can be sold without a Negative Impact and shall be allocated as follows: (A) first, the Registrable Securities of the Demanding Holder and the Requesting Holders (on a pro rata basis based on the number of shares of Registrable Securities properly requested by such Demanding Holder and Requesting Holders to be included in the Underwritten Shelf Takedown), (B) second, to the extent that any additional securities can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to the parties to the Existing Registration Rights Agreement who properly requested to include their securities in such Underwritten Shelf Takedown pursuant to such agreement in accordance with the terms of such agreement, (C) third, to the extent that any additional securities can, in the opinion of the managing Underwriter, be sold without a Negative Impact, to the Company and (D) fourth, to the extent that any additional securities can, in the opinion of the managing Underwriter, be sold without a Negative Impact, to the Company’s other securityholders who properly requested to include their securities in such Underwritten Shelf Takedown pursuant to an agreement, other than this Agreement, with the Company that provides for registration rights in accordance with the terms of such agreement.

(v) Withdrawal Rights. Any Demanding Holder initiating an Underwritten Shelf Takedown for any or no reason whatsoever may withdraw from such Underwritten Shelf Takedown by giving written notice to the Company prior to the public announcement of the Underwritten Shelf Takedown by the Company; provided that a Registration Rights Party not so withdrawing may elect to have the Company continue an Underwritten Shelf Takedown if the Underwritten Shelf Takedown Conditions would still be satisfied. Following the receipt of any withdrawal notice, the Company shall promptly forward such notice to any other Registration Rights Party that had elected to participate in such Underwritten Shelf Takedown. A withdrawn Underwritten Shelf Takedown will be considered as an Underwritten Offering for purposes of the Underwritten Offering Limitations unless (i) the Demanding Holder pays all Registration Expenses in connection with such withdrawn Underwritten Shelf Takedown, (ii) subsequent to the delivery of the Underwritten Demand to the Company, material adverse information regarding the Company is disclosed that was not known by the Demanding Holder at the time the Underwritten Demand was made, (iii) subsequent to the delivery of the Underwritten Demand to the Company, the Company suspends the use of the Resale Shelf Registration Statement pursuant to Section 2(a)(iv) hereto, or (iv) the Company has not complied in all material respects with its obligations hereunder required to have been taken prior to such withdrawal.

(c) Piggyback Rights.

(i) Piggyback Rights. Subject to Section 7, at any time and from time to time after 40 days following the Closing Date, if the Company proposes to (A) file a Registration Statement with respect to an offering of Equity Securities of the Company or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of the Company (other than a form not available for registering the resale of the Registrable Securities to the public), for its own account or for the account of a Stockholder of the Company that is not a party to this Agreement, or (B) conduct an offering of Equity Securities of the Company or securities or other obligations exercisable or exchangeable for or convertible into Equity Securities of the Company, for its own account or for the account of a Stockholder that is not a party to this Agreement (such offering referred to in clause (A) or (B), a “Piggyback Offering”), the Company shall promptly give written notice (the “Piggyback Notice”) of such Piggyback Offering to the Registration Rights Parties. The Piggyback Notice shall include the amount and type of securities to be included in such offering, the expected date of commencement of marketing efforts and any proposed managing underwriter and shall offer the Registration Rights Parties the opportunity to include in such Piggyback Offering such amount of Registrable Securities as each Registration Rights Party may request. Subject to Section 2(c)(ii) and Section 2(c)(iv), the Company will include in each Piggyback Offering all Registrable Securities for which the Company has received written requests for inclusion within ten days after the date the Piggyback Notice is given (provided that, in the case of a block trade or a Bought Deal, such written requests for inclusion must be received within one Business Day after the date the Piggyback Notice is given); provided, however, that, in the case of a Piggyback Offering in the form of a “takedown” under a Shelf Registration Statement, such Registrable Securities are covered by an existing and effective Shelf Registration Statement that may be utilized for the offering and sale of the Registrable Securities requested to be offered. All Registration Rights Parties proposing to distribute their securities through a Piggyback Offering, as a condition for inclusion of their Registrable Securities therein, shall agree to enter into an underwriting agreement with the Underwriters for such Piggyback Offering; provided, however, that the underwriting agreement is in customary form.

(ii) Company Right to Abandon or Delay. If at any time after giving the Piggyback Notice and prior to the time sales of securities are confirmed pursuant to the Piggyback Offering, the Company determines for any reason not to register or delay the Piggyback Offering, the Company may, at its election, give notice of its determination to all Registration Rights Parties, and in the case of such a determination, will be relieved of its obligation set forth in Section 2(c) in connection with the abandoned or delayed Piggyback Offering, without prejudice. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggyback Offering as provided in Section 2(d)(xi).

(iii) Withdrawal Rights. Any Registration Rights Party requesting to be included in a Piggyback Offering may withdraw its request for inclusion by giving written notice to the Company, (A) at least three Business Days prior to the anticipated effective date of the registration statement filed in connection with such Piggyback Offering if the registration statement requires acceleration of effectiveness or (B) in all other cases, one Business Day prior to the anticipated date of the filing by the Company under Rule 424 of a supplemental prospectus (which shall be the preliminary supplemental prospectus, if one is used in the “takedown”) with respect to such offering; provided, however, that the withdrawal will be irrevocable and, after making the withdrawal, a Registration Rights Party will no longer have any right to include its Registrable Securities in that Piggyback Offering.

(iv) Unlimited Piggyback Registration Rights. For the avoidance of doubt, any Registration or Underwritten Offering pursuant to Section 2(c) of this Agreement shall not be counted as an Underwritten Offering under Section 2(b) of this Agreement.

(v) Reduction of Offering. If the managing Underwriter for a Piggyback Offering advises the Company that in its opinion the inclusion of all securities requested to be included in such Piggyback Offering (whether by the Company, the Registration Rights Parties or any other Person) may have a Negative Impact, then all such shares to be included therein shall be limited to the shares that the managing Underwriter believes can be sold without a Negative Impact and shall be allocated as follows:

(A) If the Piggyback Offering is initiated by the Company for its own account: (1) first, to the Company, (2) second, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to the parties to the Existing Registration Rights Agreement who properly requested to include their securities in such Piggyback Offering pursuant to such agreement in accordance with the terms of such agreement, (3) third, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to the Registration Rights Parties who properly requested to include their Registrable Securities in such Piggyback Offering (on a pro rata basis based on the number of Registrable Securities properly requested by such Persons to be included in the Piggyback Offering), and (4) fourth, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to other securityholders who properly requested to include their securities in such Piggyback Offering pursuant to an agreement, other than this Agreement, with the Company that provides for registration rights in accordance with the terms of such agreement; and

(B) If the Piggyback Offering is initiated by the Company for the account of a Person pursuant to an agreement, other than this Agreement, with the Company that provides for registration rights: (1) first, to such Person, (2) second, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to the parties to the Existing Registration Rights Agreement who properly requested to include their securities in such Piggyback Offering pursuant to such agreement in accordance with the terms of such agreement, (3) third, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to the Registration Rights Parties who properly requested to include their Registrable Securities in such Piggyback Offering (on a pro rata basis based on the number of Registrable Securities properly requested by such Persons to be included in the Piggyback Offering), (4) fourth, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to the Company, and (5) fifth, to the extent that any additional shares can, in the opinion of such managing Underwriter, be sold without a Negative Impact, to other securityholders who properly requested to include their securities in such Piggyback Offering pursuant to an agreement, other than this Agreement and other than the Existing Registration Rights Agreement, with the Company that provides for registration rights in accordance with the terms of such agreement.

(d) Registration and Offering Procedures.

(i) Notification. After the effectiveness of the Resale Shelf Registration Statement, the Company shall promptly notify the Registration Rights Parties with Registrable Securities included in such Registration Statement: (A) when the Resale Shelf Registration Statement becomes effective; (B) when any post-effective amendment to the Resale Shelf Registration Statement becomes effective; (C) of the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to cause it to be removed as promptly as possible if entered); and (D) any request by the Commission for any amendment or supplement to the Resale Shelf Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by the Resale Shelf Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in the Resale Shelf Registration Statement any such supplement or amendment. Prior to filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including all exhibits thereto and documents incorporated by reference therein, the Company shall furnish to the Underwriters, if any, the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed and such other documents as the Underwriters or such holders or their counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders sufficiently in advance, but in no event later than at least three calendar days in advance, of filing to provide such Underwriters, such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon. Notwithstanding the foregoing, no notice shall be required with respect to a prospectus supplement containing an Exchange Act report of the Company filed with respect to a Registration Statement or prospectus for which forward incorporation by reference is unavailable and any such prospectus supplement shall not be considered a “Registration Statement” hereunder.

(ii) In no event shall any Registration Rights Party be identified as a statutory underwriter in a Registration Statement unless in response to a comment or request from the staff of the Commission; provided, however, that if the Commission requests that any Registration Rights Party be identified as a statutory underwriter in a Registration Statement, each Registration Rights Party so requested to be identified will have an opportunity to withdraw from the Registration Statement.

(iii) If the Commission prevents the Company from including any or all of the Registrable Securities in the Resale Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable shareholders or otherwise, (A) such Registration Statement shall register for resale such number of Registrable Securities that is equal to the maximum number as is permitted by the Commission, (B) the number of Registrable Securities to be registered for each Registration Rights Party shall be reduced pro rata among all securities registered thereunder, and (C) promptly inform each of the Registration Rights Parties and as expeditiously as possible after being permitted to register additional Registrable Securities under Rule 415 under the Securities Act, the Company shall amend such Resale Shelf Registration Statement or file a new Resale Shelf Registration Statement to register such additional Registrable Securities and cause such amendment or new Resale Shelf Registration Statement to become effective as expeditiously as possible; provided, however, that prior to filing such amendment or new Resale Shelf Registration Statement, the Company shall use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29; provided further that the Effectiveness Period shall be extended by the amount of time during which any of the Registrable Securities of the Registration Parties are not registered as a result of the foregoing.

(iv) Securities Laws Compliance and FINRA. The Company shall use its reasonable best efforts to (A) register or qualify the Registrable Securities covered by the Resale Shelf Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the holders of Registrable Securities included in the Resale Shelf Registration Statement (in light of their intended plan of distribution) may reasonably request and (B) take such action necessary to cause such Registrable Securities covered by the Resale Shelf Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction where it is not then otherwise so subject. The Company shall cooperate with the holders of the Registrable Securities and the Underwriters, if any, or agent(s) participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(v) Cooperation. The Company shall (A) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Registration Rights Parties included in a Registration Statement or the Underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification, and (B) provide reasonable cooperation, including taking such actions as may be reasonably requested by the holders of the Registrable Securities in connection with such Registration and causing at least one executive officer and a senior financial officer to attend and participate in “road shows” and other information meetings organized by the Underwriters, if any, or with attorneys, accountants or potential investors, in each case as reasonably requested; provided, however, that the Company shall have no obligation to participate in more than three “road shows” in any 12-month period and such participation shall not unreasonably interfere with the business operations of the Company. The Company shall reasonably cooperate with the holders of the Registrable Securities and the Underwriters, if any, or agent(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement and enable such securities to be in such denominations and registered in such names as the Underwriters, or agent, if any, or the holders of such Registrable Securities may request.

(vi) Opinions and Comfort Letters. The Company shall use its reasonable best efforts to obtain and, if obtained, furnish an opinion and negative assurances letter of outside counsel for the Company, dated as of a date reasonably requested by a Registration Rights Party, to the extent such opinions or letters are customary, or, in the event of an Underwritten Public Offering, as of the date of the closing under the underwriting agreement, and addressed to the holders of Registrable Securities participating in such offering (to the extent required or customary in such offering), the placement agent, sales agent or Underwriter, if any, reasonably satisfactory in form and substance to such party, covering such legal matters as are customarily included in such opinions and negative assurances letters. With respect to any Underwritten Offering pursuant to this Agreement, the Company shall use its reasonable best efforts to obtain and, if obtained, furnish a “comfort” letter, dated the date of the underwriting agreement and another dated the date of the closing under the underwriting agreement and addressed to the Underwriters and signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in the applicable Registration Statement, reasonably satisfactory in form and substance to such Underwriters.

(vii) Transfer Agent. The Company shall provide and maintain a transfer agent and registrar for the Registrable Securities.

(viii) Records. Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, Directors (as defined below) and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

(ix) Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of any Resale Shelf Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission).

(x) Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

(xi) Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2(a), any Resale Shelf Takedown pursuant to Section 2(a), any Underwritten Shelf Takedown pursuant to Section 2(b), any Piggyback Offering pursuant to Section 2(c), and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Resale Shelf Registration Statement becomes effective, including, without limitation: (A) all registration and filing fees; (B) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (C) printing, messenger and delivery expenses; (D) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (E) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by the terms hereof; (F) FINRA fees; (G) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (H) the fees and expenses of any special experts retained by the Company in connection with such registration; (I) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration or Transfer and (J) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with such registration and/or marketing of the Registrable Securities (collectively, the “Registration Expenses”). The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders, but the Company shall pay any underwriting discounts or selling commissions attributable to the securities it sells for its own account.

(xii) Information. The holders of Registrable Securities shall promptly provide such customary information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws; provided that the Company may exclude a Registration Rights Party from the Resale Shelf Registration Statement if following the Company’s request for such information at least five Business Days prior to the anticipated filing date of the Resale Shelf Registration Statement, such Registration Rights Party unreasonably fails to furnish such information that is, in the reasonable opinion of the Company’s counsel, necessary to effect the registration under the Resale Shelf Registration Statement; provided further that the Company shall use commercially reasonable efforts to include such Registration Rights Party in the Resale Shelf Registration Statement when such Registration Statement is next amended or supplemented or a Subsequent Shelf Registration is filed if such Registration Rights Party has then timely provided such necessary information.

(xiii) Other Obligations. At any time and from time to time after the expiration of any lock-up period to which such shares are subject, if any, in connection with a sale or Transfer of Registrable Securities exempt from registration under the Securities Act or through transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall, subject to the receipt of customary documentation required from the applicable holders in connection therewith and subject to applicable securities and other laws, (A) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (B) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (A). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by such holders in connection with the aforementioned sales or Transfers.

(xiv) Legend Removal Obligations. If any Registration Rights Party (A) proposes to sell or Transfer any Registrable Securities exempt from Section 5 of the Securities Act, pursuant to an effective Registration Statement, or pursuant to Rule 144, including in each case in connection with any trading program under Rule 10b5-1 of the Exchange Act, (B) holds Registrable Securities that are eligible for resale pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares or (C) holds Registrable Securities which do not require a legend under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to the Company or set forth in a legal opinion delivered by nationally recognized counsel to such Registration Rights Party, then the Company shall, at the sole expense of the Company, promptly, and in any event no later than within two trading days, take any and all actions necessary or reasonably requested by such Registration Rights Party to facilitate and permit the removal of any restrictive legends from such Registrable Securities, including, without limitation, the delivery of any opinions of counsel or instruction letters to the transfer agent as are requested by the same. Each Registration Rights Party agrees to provide the Company, its counsel or the transfer agent with the evidence reasonably requested by it to cause the removal of such legends, including, as may be appropriate, any information the Company reasonably deems necessary to determine that such legend is no longer required under the Securities Act or applicable state Laws.

(xv) Rule 144. With a view to making available to the Registration Rights Parties the benefits of Rule 144 that may, at such times as Rule 144 is available to shareholders of the Company, permit the Registration Rights Parties to sell securities of the Company to the public without registration, the Company agrees to: (A) make and keep public information available, as those terms are understood and defined in Rule 144, for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission; (B) not later than four Business Days following the Closing Date, file a Current Report on Form 8-K that includes current “Form 10 information” (within the meaning of Rule 144) reflecting the Company’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144; (C) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (D) furnish to each Registration Rights Party so long as such Registration Rights Party owns Registrable Securities, within two Business Days following its receipt of a written request, (I) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (II) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (it being understood that the availability of such report on the Commission’s EDGAR system shall satisfy this requirement) and (III) such other information as may be reasonably requested in writing to permit the Registration Rights Parties to sell such securities pursuant to Rule 144 without registration.

(xvi) In Kind Distributions. If any holder of Registrable Securities seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Registrable Securities without restrictive legends, to the extent no longer applicable).

(xvii) No Inconsistent Agreements; Additional Rights. The Company hereby covenants and agrees that neither the Company nor any of its Subsidiaries shall hereafter enter into, and neither the Company nor any of its Subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement. Without the prior written consent of each Registration Rights Party, neither the Company nor any of its Subsidiaries shall grant to any Person or agree to otherwise become obligated in respect of the rights of registration in the nature or substantially in the nature of those set forth in Section 2 of this Agreement that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement, the Subscription Agreements and the Existing Registration Rights Agreement; provided that, without the prior written consent of each Registration Rights Party, neither the Existing Registration Rights Agreement nor the Subscription Agreements may be amended in a way that would result in such agreements being inconsistent with or violating the rights granted to the Registration Rights Parties by this Agreement or resulting in the holders thereunder having rights that are more favorable to such holders or prospective holders than the rights granted to the Registration Rights Parties hereunder; provided, further, that no additional parties shall be granted registration rights under the Existing Registration Rights Agreement (other than “Permitted Transferees” as defined therein) without the prior written consent of the Registration Rights Parties. For the avoidance of doubt, the Registration Rights Parties each acknowledge and agree that the Company may include securities of the parties to the Subscription Agreement and the Existing Registration Rights Agreement on the Resale Shelf Registration Statement.

(xviii) 10b5-1 Plan. In no event shall the Company or any officer unreasonably withhold, condition or delay approval of any trading plan under Rule 10b5-1 of the Exchange Act presented by a Registration Rights Party. For the avoidance of doubt, no such approval is needed for the implementation of trading plans under Rule 10b5-1 of the Exchange Act by Stockholder Parties that are not subject to the Company’s Insider Trading Policy.

(e) Indemnification.

(i) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Registration Rights Party, its directors, members, managers, partners and officers, employees, and agents, and each person who controls such Registration Rights Party (within the meaning of the Securities Act or the Exchange Act) and each affiliate of such Registration Rights Party (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement filed pursuant to the terms of this Agreement, prospectus included in or relating to any such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation or alleged violation by the Company of any federal, state, common or other law, rule or regulation applicable to the Company in connection with such registration, including the Securities Act, any state securities or “blue sky” laws or any rule or regulation thereunder in connection with such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such Registration Rights Party expressly for use therein.

(ii) Each Registration Rights Party agrees, severally and not jointly with the other parties to this Agreement, to indemnify and hold harmless the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in any Registration Statement filed pursuant to the terms of this Agreement, prospectus included in any such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of a Registration Rights Party expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Registration Rights Parties furnishing such information or affidavits. In no event shall the liability of a Registration Rights Party be greater in amount than the dollar amount of the net proceeds received by the Registration Rights Party upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder except to the extent such failure has not prejudiced the indemnifying party in defending such claim) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim (plus one local counsel for all parties in each jurisdiction in which a proceeding with respect to such claim is taking place), unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or includes any admission as to fault, culpability or failure to act on the part of such indemnified party.

(iv) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Registrable Securities.

(v) If the indemnification provided under this Section 2(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an indemnifying party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2(e)(v) from any person who was not guilty of such fraudulent misrepresentation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(e)(v) were determined solely by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 2(e)(v). Any contribution pursuant to this Section 2(e)(v) by any Registration Rights Party shall be limited in amount to the amount of net proceeds received by such Registration Rights Party from the sale of Registrable Securities pursuant to a Registration Statement filed pursuant to the terms of this Agreement, less the aggregate amount of any damages or other amounts such Registration Rights Party has otherwise been required to pay (pursuant to the indemnification provisions of this Section 2(e) or otherwise) by reason of such Registration Rights Party’s untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement. The indemnification and contribution obligations provided for in this Section 2(e) shall be in addition to any liability which any party may otherwise have to any other party, shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager, agent, representative or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

3. Board of Directors.

(a) Board Representation. The Board shall initially consist of ten directors designated by the Stockholder Parties and the Company pursuant to and in accordance with the terms hereof (each, a “Director”). Subject to the terms and conditions of this Agreement, from and after the date of this Agreement, the Company and each Stockholder Party shall take all Necessary Action to cause, effective beginning immediately following the Closing Date, the Board to be comprised of ten Directors who, initially, shall be the Persons identified on Exhibit B hereto.

(b) Company Directors.

(i) During the term of this Agreement, in advance of each annual meeting of stockholders (or other election of Directors), the Board shall be entitled to designate, nominate and include on the Company’s slate of director nominees a minimum of three independent Directors (the “Company Directors” and each a “Company Director”) to serve on the Board, who shall initially be the Persons designated as the Company Directors on Exhibit B hereto. Prior to the Third OXY Fall-Away Date, the 8 Rivers Fall-Away Date and the Constellation Fall-Away Date, as applicable, the Board shall consult with OXY, 8 Rivers and Constellation, respectively, concerning the Persons to be designated by the Board as the Company Directors for such annual meeting or other election of Directors.

(c) OXY Directors.

(i) Prior to the First OXY Fall-Away Date, in advance of each annual meeting of Stockholders (or other election of Directors), subject to Section 3(c)(ii), the holders of a majority of the Common Stock held by OXY or its Permitted Transferees, shall have the right to designate, and the Board will take all Necessary Action to nominate and include on the Company’s slate of director nominees for such annual meeting or other election of Directors, (A) three Directors (each, an “OXY Director”), who shall initially be the Persons designated as the OXY Directors on Exhibit B hereto, and, for only so long as OXY has the right to appoint three Directors, (B) after the earlier to occur of (x) the date that is six months following the commercial operation date of the utility-scale power plant using the Company’s power generation system referred to as “Serial Number 1” and (y) December 31, 2027, one such OXY Director shall be an “independent director” for purposes of the applicable stock exchange listing standards. Following the First OXY Fall-Away Date but prior to the Second OXY Fall-Away Date, in advance of each annual meeting of Stockholders (or other election of Directors), subject to Section 3(c)(ii), the holders of a majority of the Common Stock held by OXY or its Permitted Transferees, shall have the right to designate, and the Board will take all Necessary Action to nominate and include on the Company’s slate of director nominees for such annual meeting or other election of Directors, two OXY Directors. Following the Second OXY Fall-Away Date but prior to the Third OXY Fall-Away Date, in advance of each annual meeting of Stockholders (or other election of Directors), subject to Section 3(c)(ii), the holders of a majority of the Common Stock held by OXY or its Permitted Transferees, shall have the right to designate, and the Board will take all Necessary Action to nominate and include on the Company’s slate of director nominees for such annual meeting or other election of Directors, one OXY Director. Any OXY Director shall in no event be considered to be an Affiliate of OXY based solely on his or her status as a Director, and OXY shall in no event be imputed or deemed to have material non-public information, including under the Company’s insider trading policy, as a result of its rights under Section 3 of this Agreement.

(ii) Notwithstanding the foregoing, (A) on the first date (the “First OXY Fall-Away Date”) after the Closing Date that OXY, together with its Permitted Transferees, fails to hold at least 25% of the issued and outstanding voting interests of the Company, the right of OXY to designate three OXY Directors shall cease, and the term of one then current OXY Director shall thereupon automatically end, (B) on the first date (the “Second OXY Fall-Away Date”) after the Closing Date that OXY, together with its Permitted Transferees, fails to hold at least 20% of the issued and outstanding voting interests of the Company, the right of OXY to designate two OXY Directors shall cease, and the term of one then current OXY Director shall thereupon automatically end and (C) on the first date (the “Third OXY Fall-Away Date”) after the Closing Date that OXY, together with its Permitted Transferees, fails to hold at least 10% of the issued and outstanding voting interests of the Company, the right of OXY to designate an OXY Director shall cease, and the term of the then current OXY Director shall thereupon automatically end. The Board will take all Necessary Action such that the applicable Person formerly serving as an OXY Director (and, in the case of each of (i) the First OXY Fall-Away Date and (ii) the Second OXY Fall-Away Date, as applicable, that the OXY Holder has designated for termination) is no longer a Director from and after the First OXY Fall-Away Date, Second OXY Fall-Away Date or Third OXY Fall-Away Date, as applicable.

(d) 8 Rivers Directors.

(i) Prior to the 8 Rivers Fall-Away Date, in advance of each annual meeting of stockholders (or other election of Directors), subject to Section 3(d)(ii), the holders of a majority of the Common Stock held by 8 Rivers or its Permitted Transferees, shall have the right to designate, and the Board will take all Necessary Action to nominate and include on the Company’s slate of director nominees for such annual meeting or other election of Directors, one Director (the “8 Rivers Director”), who shall initially be the Person designated as the 8 Rivers Director on Exhibit B hereto. Any 8 Rivers Director shall in no event be considered to be an Affiliate of 8 Rivers based solely on his or her status as a Director, and 8 Rivers shall in no event be imputed or deemed to have material non-public information, including under the Company’s insider trading policy, solely as a result of its rights under Section 3 of this Agreement.

(ii) Notwithstanding the foregoing, on the first date (the “8 Rivers Fall-Away Date”) after the Closing Date that (A) 8 Rivers, together with its Permitted Transferees, fails to hold at least 10% of the issued and outstanding voting interests of the Company and (B) 8 Rivers’ Percentage Interest represents less than 50% of its Initial Percentage Interest, the right of 8 Rivers to designate the 8 Rivers Director shall cease, and the term of the then current 8 Rivers Director shall thereupon automatically end. The Board will take all Necessary Action such that the Person formerly serving as the 8 Rivers Director is no longer a Director from and after the 8 Rivers Fall-Away Date.

(e) Constellation Directors.

(i) Prior to the Constellation Fall-Away Date, in advance of each annual meeting of stockholders (or other election of Directors), subject to Section 3(e)(ii), the holders of a majority of the Common Stock held by Constellation or its Permitted Transferees, shall have the right to designate, and the Board will take all Necessary Action to nominate and include on the Company’s slate of director nominees for such annual meeting or other election of Directors, one Director (the “Constellation Director”), who shall initially be the Person designated as the Constellation Director on Exhibit B hereto, and shall be an “independent director” for purposes of the applicable stock exchange listing standards. Any Constellation Director shall in no event be considered to be an Affiliate of Constellation based solely on his or her status as a Director, and Constellation shall in no event be imputed or deemed to have material non-public information, including under the Company’s insider trading policy, solely as a result of its rights under Section 3 of this Agreement.

(ii) Notwithstanding the foregoing, on the first date (the “Constellation Fall-Away Date”) after the Closing Date that (A) Constellation, together with its Permitted Transferees, fails to hold at least 10% of the issued and outstanding voting interests of the Company and (B) Constellation’s Percentage Interest represents less than 50% of its Initial Percentage Interest, the right of Constellation to designate the Constellation Director shall cease, and the term of the then current Constellation Director shall thereupon automatically end. The Board will take all Necessary Action such that the Person formerly serving as the Constellation Director is no longer a Director from and after the Constellation Fall-Away Date.

(f) RONI Sponsor Directors.

(i) Prior to the RONI Sponsor Fall-Away Date, in advance of each annual meeting of Stockholders (or other election of Directors), the holders of a majority of the Company Interests held by the RONI Sponsor Holders or their Permitted Transferees, shall have the right to designate, and the Board will take all Necessary Actions to nominate and include on the Company’s slate of director nominees for such annual meeting or other election of Directors, one Director (the “RONI Sponsor Director”), who shall initially be the Person designated as such on Exhibit B hereto. Any RONI Sponsor Director shall in no event be considered to be an Affiliate of any RONI Sponsor Holder based solely on his or her status as a Director, and none of the RONI Sponsor Holders shall in any event be imputed or deemed to have material non-public information, including under the Company’s insider trading policy, solely as a result of its rights under Section 3 of this Agreement.

(ii) Notwithstanding the foregoing, on the first date (the “RONI Sponsor Fall-Away Date”) after the Closing Date that (A) RONI Sponsor, together with its Permitted Transferees, fails to hold at least 5% of the issued and outstanding voting interests of the Company and (B) RONI Sponsor’s Percentage Interest represents less than 50% of its Initial Percentage Interest, the right of the RONI Sponsor Holders to designate the RONI Sponsor Director shall cease, and the term of the then current RONI Sponsor Director shall thereupon automatically end. The Board will take all Necessary Action such that the Person formerly serving as the RONI Sponsor Director is no longer a Director from and after the RONI Sponsor Fall-Away Date.

(g) Chief Executive Officer. During the term of this Agreement, prior to each annual meeting (or other election of Directors), the Board will take all Necessary Action to nominate and include on the Company’s slate of director nominees for such annual meeting or other election of Directors, the Person then serving as the Company’s chief executive officer, who shall initially be Daniel Rice IV (such Person, the “CEO Director”).

(h) Expansion of the Board to Maintain Independent Majority. Notwithstanding the foregoing, if the RONI Sponsor Director is not reasonably determined, based on the advice of the Company’s counsel, to be an “independent director” for purposes of the applicable stock exchange listing standards, or if the Board otherwise fails to satisfy the independence requirements of the applicable stock exchange listing standards, the Board shall be permitted in its sole discretion to increase the size of the Board by the minimum number of additional directors as is necessary to satisfy the independence requirements of the applicable stock exchange listing standards, with each such additional directorship to be filled only by an independent Director(s) nominated by the Board; provided that, the total number of Directors constituting the Board (including additional independent directors appointed pursuant to this provision, if any) shall not exceed thirteen.

(i) Resignation; Removal; Vacancies. Any member of the Board designated pursuant to Sections 3(b)-(f) may resign at any time as provided in the bylaws of the Company. The parties hereto agree to not vote any Company Interests held by them to remove any member of the Board designated pursuant to Sections 3(b)-(f) except (i) at the direction of the Stockholder Designating Party who designated such member of the Board or (ii) upon the affirmative written vote or written consent of a majority of the remaining Directors upon death, disability, Permanent Incapacity or disqualification of such Director. The Stockholder Designating Party who designated the Director who resigned or who was so removed (or such Stockholder Designating Party’s successors or Permitted Transferees) shall, for so long as such Stockholder Designating Party (or such Stockholder Designating Party’s successors Permitted Transferees) is entitled to designate such nominee pursuant to such sections, have the exclusive right to designate a replacement director to fill the vacancy created by such resignation or removal, and the Board shall take all Necessary Actions to cause such individual to be appointed by the Board to fill the vacancy resulting from such removal or resignation.

(j) Frustration of this Agreement. Each of the Company, RONI Sponsor, RONI Sponsor Holders, OXY, 8 Rivers and Constellation agree not to take, directly or indirectly, any actions (including, in their capacities as stockholders of the Company, removing Directors in a manner inconsistent with this Agreement) that would knowingly frustrate, obstruct or otherwise affect the provisions of this Agreement and the intention of the parties hereto with respect to the composition of the Board as herein stated. From and after the lapse or termination of a Board designation right set forth in Sections 3(b)-(f) in accordance with the terms of this Agreement, the Board seat that would have been designated pursuant to such designation right had such right not lapsed or terminated will be filled (if at all) in accordance with the Charter and the By-laws.

4. Director Requirements.

(a) The Company’s and the Stockholder Parties’ obligations with respect to the designation and nomination of Directors pursuant to this Agreement shall in each case be subject to each Director’s satisfaction of all requirements set forth in this Section 4. Each of the Stockholder Designating Parties agrees that they shall designate only Directors that satisfy the requirements set forth in this Section 4.

(b) Each Director (other than the CEO Director) shall, at all times, (i) satisfy all requirements regarding service as a Director under applicable Law and the listing rules (the “NYSE Rules”) of New York Stock Exchange (“NYSE”), regardless of whether the NYSE Rules then apply to the Company, solely to the extent as has been or will be applicable to all other non-executive Directors and (ii) satisfy any other requirements for Director qualification adopted by the Board and generally applicable to non-employee Directors (and not adopted with the purpose or intent of excluding any person designated to be a Director pursuant to Section 3 of this Agreement).

(c) Each Stockholder Designating Party shall cause each Director designated by it: (i) to make himself or herself reasonably available for interviews; (ii) to consent to such reference and background checks or other investigations as the Board may reasonably request in order to determine such Director meets the requirements to serve as a Director, solely to the extent such checks or investigations have been or will be required from all other non-executive Directors, and (iii) to provide to the Company a completed copy of the directors and officers questionnaire submitted by the Company to its other Directors in the ordinary course of business.

(d) No Director (or any replacement thereof designated by a Stockholder Designating Party) shall be eligible to serve as a Director if (i) he or she has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f), other than Item 401(f)(1), of Regulation S-K under the Securities Act, (ii) he or she has been or would be disqualified as a “Bad Actor” under Section 506 of Regulation D of the Securities Act, (iii) he or she is subject to any outstanding order, judgment, injunction, ruling, writ or decree of any governmental authority prohibiting service as a director of any public company or (iv) his or her designation, nomination or service as a Director is, in the good faith opinion of external antitrust counsel to the Company, likely to result in a violation of Antitrust Laws. If a Director no longer satisfies all the requirements set forth in (A) the immediately preceding sentence and (B) Section 4(b)(i), such Director shall automatically cease to be a Director and his or her term of office shall immediately terminate in accordance with the Charter and the By-laws, and the vacancy resulting from the termination of such Director’s term of office may be filled as provided by this Agreement and the Charter and the By-laws. Each Stockholder Designating Party agrees that, in the event a Director designated by it no longer satisfies the requirements set forth in the immediately preceding sentence, it shall take all Necessary Action to cause such Director to resign from the Board or vote its Voting Shares in favor of such Director’s removal from the Board.

(e) As a condition to a Director’s designation or election to the Board, pursuant to Section 3, such Director must provide to the Company:

(i) all information reasonably requested by the Company that is required to be or is customarily disclosed for Directors, candidates for Directors and their respective Affiliates and representatives in a proxy statement or other filings in accordance with applicable Law, the NYSE Rules or the Charter, the By-laws or other corporate governance guidelines, as applicable to all non-employee Directors;

(ii) all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to Directors or satisfying compliance and legal or regulatory obligations, solely to the extent such information has been or will be required from all other non-executive Directors; and

(iii) an undertaking in writing by such Director:

(A) to be subject to, bound by and duly comply with the code of conduct and other policies of the Company, in each case, solely to the extent adopted by the Board and generally applicable to all other non-executive Directors; and

(B) at the request of the Board, to recuse himself or herself from any deliberations or discussions of the Board or any committee thereof regarding matters that, in the reasonable determination of the Board, present actual or potential conflicts of interest with the Company or other matters that, in the reasonable determination of the Board, present actual or potential conflicts of interest with the Company.

5. Representations and Warranties.

(a) Representations and Warranties of Each Stockholder Party. Each Stockholder Party on its own behalf hereby represents and warrants to the Company and each other Stockholder Party, severally and not jointly, with respect to such Stockholder Party and such Stockholder Party’s ownership of his, her or its Stockholder Shares set forth on Exhibit A, as of the Closing Date:

(i) Organization; Authority. If such Stockholder Party is a legal entity, such Stockholder Party (A) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (B) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Stockholder Party. This Agreement constitutes a valid and binding obligation of such Stockholder Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a Proceeding in equity or at Law).

(ii) No Consent.  Except as provided in this Agreement and for filing requirements under applicable securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of such Stockholder Party is required in connection with such Stockholder Party’s the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not materially interfere with such Stockholder Party’s ability to perform his, her or its obligations pursuant to this Agreement. If such Stockholder Party is a trust, no consent of any beneficiary is required for such Stockholder Party’s execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(iii) No Conflicts; Litigation. Neither such Stockholder Party’s execution and delivery of this Agreement, nor such Stockholder Party’s consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) conflict with or violate any provision of the organizational documents of such Stockholder Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, Lease or other agreement, instrument, concession, franchise, license, notice or Law, applicable to such Stockholder Party or to such Stockholder Party’s property or assets, except, in the case of clause (B), that would not reasonably be expected to impair, individually or in the aggregate, such Stockholder Party’s ability to fulfill its obligations under this Agreement. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of a such Stockholder Party, threatened, against such Stockholder Party or any of such Stockholder Party’s Affiliates or any of their respective assets or properties that would materially interfere with such Stockholder Party’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated hereby.

(iv) Ownership of Shares.  Such Stockholder Party Beneficially Owns his, her or its Stockholder Shares free and clear of all Liens. Except pursuant to this Agreement and the Business Combination Agreement or as set forth on Exhibit A, there are no Options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder Party is a party relating to the pledge, acquisition, disposition, Transfer or voting of his, her or its Stockholder Shares and there are no voting trusts or voting agreements with respect to such Stockholder Shares. Such Stockholder Party does not Beneficially Own (A) any shares of capital stock of the Company other than the Stockholder Shares set forth on Exhibit A or (B) any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, other than as set forth on Exhibit A (collectively, “Options”).

(b) Representations and Warranties of the Company. The Company on its own behalf hereby represents and warrants to each Stockholder Party, as of the Closing Date:

(i) Organization; Authority. The Company (A) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (B) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a Proceeding in equity or at Law).

(ii) No Consent.  Except as provided in this Agreement and for filing requirements under applicable securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of the Company is required in connection with the Company’s the execution, delivery and performance of this Agreement, except where the failure to obtain such consents, approvals, authorizations or to make such designations, declarations or filings would not interfere with the Company’s ability to perform its obligations pursuant to this Agreement or have a material adverse effect on the Company’s business, operations, results of operations, condition (financial or otherwise), assets or properties.

(iii) No Conflicts; Litigation. Neither the Company’s execution and delivery of this Agreement, nor the Company’s consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) conflict with or violate any provision of the organizational documents of the Company, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, Lease or other agreement, instrument, concession, franchise, license, notice, order or Law, applicable to the Company or to the Company’s property or assets, except, in the case of clause (B), that would not reasonably be expected, individually or in the aggregate, to impair the Company’s ability to fulfill its obligations under this Agreement or have a material adverse effect on the Company’s business, operations, results of operations, condition (financial or otherwise), assets or properties. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of a Company, threatened, against the Company or any of the Company’s Affiliates or any of their respective assets or properties that would materially interfere with the Company’s ability to perform his, her or its obligations pursuant to this Agreement or that would reasonably be expected to prevent, enjoin, alter or delay any of the transactions contemplated hereby.

6. Covenants of the Company.

(a) The Company shall take any and all action reasonably necessary to effect the provisions of this Agreement and the intention of the parties hereto with respect to the terms of this Agreement.

(b) The Company shall (i) purchase and maintain in effect at all times directors’ and officers’ liability insurance (including “Side A” coverage) in an amount and pursuant to terms determined by the Board to be reasonable and customary and (ii) cause the Charter and the By-laws to at all times provide for the indemnification, exculpation and advancement of expenses of all Directors to the fullest extent permitted under applicable Law.

(c) The Company shall pay all reasonable and documented out-of-pocket expenses incurred by the members of the Board in connection with the performance of his or her duties as a Director and in connection with his or her attendance at any meeting of the Board. The Company shall enter into customary indemnification agreements (in a form approved by the Board) with each member of the Board and each officer of the Company from time to time.

7. Lock-up.

(a) Subject to Sections 7(b) and 7(c), each NET Power Holder agrees with the Company that it, he or she shall not Transfer any Lock-up Shares of such NET Power Holder (if any and to the extent applicable) until the end of the applicable Lock-up Period (the “Lock-up”). For the avoidance of doubt, the Lock-up shall not apply to any Company Interests, warrants or other securities of the Company (whether acquired in the open market, directly from the Company, upon exercise of any warrants or otherwise) other than the Lock-up Shares. Nothing in this Section 7 shall prohibit a NET Power Holder from the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act, provided that such plan does not provide for the Transfer of Lock-Up Shares during the Lock-Up Period.

(b) Notwithstanding the provisions set forth in Section 7(a), any NET Power Holder or its Permitted Transferees may Transfer the Lock-up Shares of such NET Power Holder (if any and to the extent applicable) during the Lock-up Period (i) to any of such NET Power Holder’s Permitted Transferees; or (ii) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s Stockholders having the right to exchange their shares of Common Stock (including any Company Interests exchangeable for shares of Common Stock in connection therewith) for cash, securities or other property subsequent to the Closing Date.

(c) Notwithstanding the provisions set forth in Section 7(a), the retirement of shares of Class B Common Stock pursuant to Section 4.3(b) of the Charter shall not be deemed a Transfer for purposes of this Section 7.

(d) With respect to Price-Based Lock-up Shares, notwithstanding anything contained herein to the contrary, if, following the Closing, the last sale price of the Class A Common Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar transactions) (the “trading share price”) on the principal exchange on which such securities are then listed or quoted, which as of the date hereof is the NYSE, for any 20 trading days within any 30 consecutive trading-day period commencing at least 15 days after the Closing, exceeds (i) $12.00 per share, then each of the NET Power Holders, together with its Permitted Transferees, may Transfer their Price-Based Lock-up Shares during the Lock-up Period without restriction under this Section 7 in an amount up to one-third of the Price-Based Lock-up Shares Beneficially Owned by such NET Power Holder and its Permitted Transferees, in each case, in the aggregate as of immediately following the Closing (the aggregate Price-Based Lock-up Shares, as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like, the “NET Power Holders Price-Based Shares”) during the Lock-Up Period without restriction under this Section 7, (ii) $14.00 per share, then each NET Power Holder, together with its Permitted Transferees, may Transfer up to an additional one-third of its NET Power Holders Price-Based Shares in excess of the NET Power Holders Price-Based Shares described in the foregoing clause (i) (i.e., up to two-thirds of its NET Power Holders Price-Based Shares in the aggregate) without restriction under this Section 7, and (iii) $16.00 per share, then each NET Power Holder, together with its Permitted Transferees, may Transfer any of its NET Power Holders Price-Based Shares without restriction under this Section 7.

(e) With respect to Time-Based Lock-up Shares, notwithstanding anything contained herein to the contrary, if, following the Closing, the trading share price on the principal exchange on which such securities are then listed or quoted, which as of the date hereof is the NYSE, for any 20 trading days within any 30 consecutive trading-day period commencing at least six months after the date of Closing, exceeds $12.00 per share, then the NET Power Holders, together with their Permitted Transferees, may Transfer any of their Time-Based Lock-up Shares during the Lock-up Period without restriction under this Section 7.

(f) Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that, (i) if any Time-Based Lock-up Shares of any NET Power Holder or Lock-up Shares (as defined in the Sponsor Letter Agreement, “Sponsor Time-Based Lock-up Shares”) of any Sponsor Party (as defined in the Sponsor Letter Agreement), are directly or indirectly (by waiver, amendment or otherwise) released from any of the restrictions on Transfer under this Section 7 or under the Sponsor Letter Agreement, as applicable, then the Time-Based Lock-up Shares of each other Stockholder Party, Sponsor Party or their Permitted Transferees, as applicable, shall, unless such person consents otherwise in writing, also be released in a proportionate manner, and at the same time or times, as the other Time-Based Lock-up Shares or Sponsor Time-Based Lock-up Shares subject to such release; and (ii) if any Price-Based Lock-up Shares of any NET Power Holder or Extended Lock-up Shares (as defined in the Sponsor Letter Agreement, “Sponsor Price-Based Lock-up Shares”) of and Sponsor Party, are directly or indirectly (by waiver, amendment or otherwise) released from any of the restrictions on Transfer under this Section 7 or under the Sponsor Letter Agreement, as applicable, then the Price-Based Lock-up Shares of each other Stockholder Party, Sponsor Party or their Permitted Transferees, as applicable, shall, unless such person consents otherwise in writing, also be released in a proportionate manner, and at the same time or times, as the other Price-Based Lock-up Shares or Sponsor Price-Based Lock-up Shares subject to such release. In the event that the Sponsor Letter Agreement is amended or otherwise modified in a manner with respect to the Sponsor Time-Based Lock-up Shares or Sponsor Price-Based Lock-up Shares favorable to Sponsor and such amendment or modification, if applied to this Agreement with respect to the Time-Based Lock-up Shares or Price-Based Lock-up Shares, as applicable, would also be favorable to any of the NET Power Holders, each such NET Power Holder shall be afforded the benefits of, and this Agreement shall be deemed amended or modified to give effect to, such amendment or modification. In the event this Agreement is deemed amended or modified pursuant to the immediately preceding sentence, the Company shall notify each NET Power Holder within two (2) business days of the occurrence of such amendment or modification.

(g) For the avoidance of doubt, this Section 7 shall in no way limit any restrictions on or requirements relating to the Transfer of the Company Interests Beneficially Owned by the NET Power Holders and their respective Permitted Transferees under applicable securities Laws or as otherwise set forth in this Agreement or the governing documents of the Company and OpCo as of the date hereof.

8. No Other Voting Trusts or Other Arrangement. Each Net Power Holder shall not, and shall not permit any entity under such Net Power Holder’s control to (a) deposit any Voting Shares or any interest in any Voting Shares in a voting trust, voting agreement or similar agreement, (b) grant any proxies consent or power of attorney or other authorization or consent with respect to any of the Voting Shares (excluding any proxies solicited by the Board) or (c) subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares, in each case, that conflicts with or prevents the implementation of this Agreement.

9. Additional Shares. Each NET Power Holder agrees that all securities of the Company that may vote in the election of the Directors that such NET Power Holder purchases, acquires the right to vote or otherwise acquires Beneficial Ownership of (including by the exercise or conversion of any security exercisable or convertible for Company Interests) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Voting Shares for all purposes of this Agreement; provided that no securities of the Company other than the Lock-up Shares shall be subject to the restrictions imposed by Section 7.

10. No Agreement as Director or Officer.  Each Stockholder Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Stockholder Party makes any agreement or understanding in this Agreement in such Stockholder Party’s capacity as a Director or officer of the Company or any of its Subsidiaries (if Stockholder Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Stockholder Party in his, her or its capacity as a Director or officer of the Company, and no actions or omissions taken in such Stockholder Party’s capacity as a Director or officer shall be deemed a breach of this Agreement.  Nothing in this Agreement will be construed to prohibit, limit or restrict a Stockholder Party from exercising his or her fiduciary duties as an officer or Director to the Company or its stockholders.

11. Confidentiality. Each Stockholder Party agrees, and agrees to cause its Affiliates, to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor, or otherwise in connection with, its investment in the Company) any Confidential Information; provided, however, that a Stockholder Party may disclose Confidential Information to (a) its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain and utilize their services in connection with its investment in the Company, (b) to any Affiliate, partner, member, equityholder, manager, officer, employee or wholly-owned Subsidiary of such Stockholder Party in the ordinary course of business; provided, further, that, such Stockholder Party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information or (c) as may otherwise be required by law, regulation, rule, court order or subpoena or by obligations pursuant to any listing agreement with any securities exchange or securities quotation system; provided that, to the extent legally permissible, such Stockholder Party promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

12. Specific Enforcement. Each party hereto acknowledges that the rights of each party hereto to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event any of the provisions hereof are not performed in accordance with their specific terms or otherwise are breached, money damages would be inadequate (and therefore the non-breaching party hereto would have no adequate remedy at Law) and the non-breaching party hereto would be irreparably damaged. Accordingly, each party hereto agrees that each other party hereto shall be entitled to specific performance, an injunction or other equitable relief (without posting of bond or other security or needing to prove irreparable harm) to prevent breaches of the provisions hereof and to enforce specifically this Agreement to the extent expressly contemplated herein and the terms and provisions hereof in any Proceeding, in addition to any other remedy to which such Person may be entitled. Each party hereto agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties hereto acknowledge and agree that any party hereto seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in accordance with this Section 12 shall not be required to provide any bond or other security in connection with any such injunction.

13. Termination.

(a) Following the Closing, with respect to each Stockholder Party, except as set forth in Section 13(b), (i) Section 3 (Board of Directors) and Section 4 (Director Requirements) shall terminate with respect to such Stockholder Party automatically (without any action by any party hereto) on the first date on which such Stockholder Party no longer has the right to designate a Director under this Agreement; and (ii) the remainder of this Agreement shall terminate automatically (without any action by any party hereto or any other Person) as to such Stockholder Party when such Stockholder Party ceases to Beneficially Own any Stockholder Shares.

(b) Notwithstanding the foregoing, the obligations set forth in Section 11 (Confidentiality), Section 12 (Specific Enforcement), Section 13 (Termination), Section 14 (Amendments and Waivers), Section 16 (Assignment), Section 18 (Severability) and Section 19 (Governing Law; Jurisdiction; Waiver of Jury Trial) shall survive termination of this Agreement.

14. Amendments and Waivers.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Stockholder Party that (a) remains a party to this Agreement at such time and (b) (i) in the case of any amendment to or waiver of the rights of any Stockholder Party hereunder, has such right at the time of such amendment or waiver and (ii) in the case of an amendment to or waiver of any obligation of a Stockholder Party hereunder, remains subject to such obligation at the time of such amendment or waiver; provided, that no amendment or waiver that adversely affects a Registration Rights Party in a manner disproportionate to any adverse effects such amendment or waiver would have on the other Registration Rights Parties hereunder shall be enforceable against such adversely affected Registration Rights Party, without the written consent of such adversely affected Registration Rights Party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

15. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or similar transaction, any securities issued with respect to Voting Shares held by the Stockholder Parties shall become Voting Shares for purposes of this Agreement (and any securities issued with respect to Lock-up Shares held by Stockholder Parties shall become Lock-up Shares for purposes of this Agreement). During the term of this Agreement, all dividends paid to the Stockholder Parties in Company Interests or other equity or securities convertible into equity shall become Voting Shares (and all dividends on Lock-up Shares paid to the Stockholder Parties in Company Interests or other equity or securities convertible into equity shall become Lock-up Shares) for purposes of this Agreement.

16. Assignment.

(a) Neither this Agreement nor any of the rights, duties, interests or obligations of the Company hereunder shall be assigned or delegated by the Company in whole or in part.

(b) No Stockholder Party may assign or delegate such Stockholder Party’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Stockholder Shares by such Stockholder Party to a Permitted Transferee in accordance with the terms of this Agreement and this Section 16.

(c) This Agreement and the provisions hereof shall, subject to Section 16(b), inure to the benefit of, shall be enforceable by and shall be binding upon the respective assigns and successors in interest of each Stockholder Party, as applicable, including with respect to any of such Stockholder Party’s Stockholder Shares that are Transferred to a Permitted Transferee in accordance with the terms of this Agreement.

(d) No assignment in accordance with this Section 16 by any party hereto (including pursuant to a Transfer of any Stockholder Party’s Stockholder Shares) of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company or any other party hereto unless and until each of the other parties hereto shall have received (i) written notice of such assignment as provided in Section 21 and (ii) the executed written agreement, in a form reasonably satisfactory to the Company, of the assignee to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement) as fully as if it were an initial signatory hereto. No Person to whom any Stockholder Party’s Stockholder Shares are Transferred shall be considered a Permitted Transferee for purposes of this Agreement unless and until the Person to whom such securities are Transferred has executed a written agreement as provided in clause (ii) of the preceding sentence.

(e) Notwithstanding anything to the contrary contained in this Section 16 or elsewhere in this Agreement, any Registration Rights Party may assign its rights under Section 2 in respect of any Registrable Securities to whom it Transfers such Registrable Securities, provided that such Transfer is not in violation of this Agreement and such Registrable Securities continue to constitute Registrable Securities following such Transfer.

(f) Any assignment made other than as provided in this Section 16 shall be null and void.

(g) Notwithstanding anything herein to the contrary, for purposes of determining the number of shares of capital stock of the Company held by each Stockholder Party, the aggregate number of shares so held by such Stockholder Party shall include any shares of capital stock of the Company Transferred or assigned to a Permitted Transferee in accordance with the provisions of this Section 16; provided, that any such Permitted Transferee has executed a written agreement agreeing to be bound by the terms and provisions of this Agreement as contemplated by Section 16(d).

17. Other Rights.  Subject to the terms of this Agreement, each Stockholder Party shall retain the full rights of a holder of shares of capital stock of the Company with respect to its Stockholder Shares, including without limitation the right to dispose of and vote its Stockholder Shares subject to this Agreement, and no other Stockholder Party shall have any right to dispose of or vote, or cause the disposition or vote of, such Stockholder Shares. The obligations of each Stockholder Party hereunder are several and not joint with the obligations of any other Stockholder Party, and no Stockholder Party shall be responsible in any way for the performance of the obligations of any other Stockholder Party hereunder. Nothing contained herein, and no action taken by any Stockholder Party pursuant hereto, shall be deemed to constitute the Stockholder Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Stockholder Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein. In furtherance of (but without limiting) the foregoing, each Stockholder Party hereby acknowledges and agrees that (a) the Stockholder Parties have entered into this single Agreement at the request, and for the convenience, of the Company (with each Stockholder Party being separately represented by its own counsel), (b) each Stockholder Party shall be entitled to independently protect and enforce its rights including, without limitation, its rights arising out of this Agreement, and (c) no Stockholder Party shall have any right to enforce this Agreement against any other Stockholder Party, nor shall any Stockholder Party compel or seek to compel the Company to enforce this Agreement against any other Stockholder Party, and such right to enforce this Agreement against any Stockholder Party shall be solely and exclusively vested in the Company. For purposes of clarity, nothing in this Section 17 shall be deemed to limit or otherwise affect the right of any Director designated by any Stockholder Party to take any action reasonably necessary or appropriate to cause the Company to enforce this Agreement in accordance with its terms.

18. Severability. Whenever possible, each provision hereof (or part thereof) shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision hereof (or part thereof) or the application of any such provision (or part thereof) to any Person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable Law in any respect by a court of competent jurisdiction, such provision (or part thereof) shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions hereof. Furthermore, in lieu of such illegal, invalid or unenforceable provision (or part thereof), there shall be added automatically as a part hereof a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision (or part thereof) as may be possible.

19. Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTION AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HERETO. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the parties hereto submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or, in the event, but only in the event, that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or Proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts. Nothing in this Section 19, however, shall affect the right of any party hereto to serve legal process in any other manner permitted by Law or at equity. Each party hereto agrees that a final judgment in any Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

20. Counterparts. This Agreement and the other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by e-mail, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No party hereto shall raise the use of e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail as a defense to the formation or enforceability of a Contract and each party hereto forever waives any such defense.

21. Notices.  All notices, demands, requests, instructions, claims, consents, waivers and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment), (b) when received by e-mail prior to 5:00 p.m. Eastern Time on a Business Day, and, if otherwise, on the next Business Day, (c) one Business Day following sending by reputable overnight express courier (charges prepaid) or (d) three days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 21, notices, demands and communications to the Stockholder Parties shall be sent to the addresses indicated on Exhibit A (or to such other address or addresses as the Stockholder Parties may from time to time designate in writing).

22. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. The parties hereto have voluntarily agreed to define their rights and Liabilities with respect to the Transaction exclusively pursuant to the express terms and provisions hereof, and the parties hereto disclaim that they are owed any duties or are entitled to any remedies not set forth herein. Furthermore, this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary Person in an arm’s-length transaction.

23. Effectiveness. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall be effective upon the Closing. If the Business Combination Agreement is terminated in accordance with its respective terms, this Agreement shall terminate on concurrently therewith and shall be of no further force and effect.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Rice Acquisition Sponsor II LLC

By:
Name:
Title:

Rice Acquisition Corporation II

By:
Name:
Title:

Rice Acquisition Holdings II LLC

By:	RICE ACQUISITION CORP. II, as Managing Member

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

NET POWER HOLDER:

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]

Schedule I

Initial NET Power Holders
OLCV Net Power, LLC
Baker Hughes Energy Services, LLC
NPEH, LLC
Constellation Energy Generation, LLC

Exhibit B

Initial Board DIRECTORS

1.	Chief Executive Officer - Daniel Rice IV

2.	RONI Sponsor Director - Kyle Derham

3.	OXY Director – Peter J. Bennett

4.	OXY Director – Fred Forthuber

5.	OXY Director – Brad Pollack

6.	8 Rivers Director – Damian Beauchamp

7.	Constellation Director – Carol Peterson

8.	Company Director – Alejandra Veltmann

9.	Company Director – Joseph T. Kelliher

10.	Company Director – Ralph Alexander